OLDCASTLE 401(k) PLAN

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-165870 on Form S-8 of CRH public limited company of our report dated June 29, 2018 appearing in this Annual Report on Form 11-K of the Oldcastle 401(k) Plan for the year ended December 31, 2017.

/s/ Crowe Horwath LLP

South Bend, Indiana

June 29, 2018